Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of December 15, 2006, among NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”), and the Lenders (defined below) party hereto.

RECITALS:

A. The Borrower, the Administrative Agent and certain lenders (the “Lenders”) are party to that certain Amended and Restated Credit Agreement dated as of October 20, 2005 (said Credit Agreement, as the same is herein amended, and may be further amended, modified and supplemented and in effect from time to time, being herein called the “Credit Agreement”; and, except as otherwise herein expressly provided, all capitalized terms used herein shall have the meaning assigned to such terms in the Credit Agreement), pursuant to which the Lenders have committed to make loans and other extensions of credit to the Borrower.

B. The parties hereto desire to, among other things, (i) increase the Revolving Credit Commitments of the Lenders to an aggregate principal amount of $700,000,000, pursuant to Section 9.15 of the Credit Agreement, and (ii) terminate the Term Loan Commitments of the Lenders.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a) The Credit Agreement is hereby amended by terminating all of the Lenders’ Term Loan Commitments and deleting all references to the Term Loans, including deleting the terms as well as all references to the terms listed on Exhibit A attached hereto (“Deleted Terms”). The Deleted Terms shall not have any meaning in the Credit Agreement, and when used therein, the applicable provision shall be read as if such term was not included therein. As of the effectiveness of this Amendment, all of the existing Notes, dated as of October 20, 2005, shall be deemed cancelled.

(b) The definition of “Applicable Rate” is hereby deleted in its entirety and replaced with the following:

“Applicable Rate” means, for any day, with respect to any ABR Loan or Syndicated Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread”, “Facility Fee Rate” or “All-In Spread”, as the case may be, based upon the ratings by Moody’s, Fitch and S&P, respectively, applicable on such date to the Index Debt:

		Revolving Loan
Index Debt Ratings: S&P/Moody’s/Fitch	ABR Spread	Eurodollar Spread	Facility Fee Rate	All-In Spread
Category 1 A-/A3/A- or better	0.00%	0.475%	0.125%	0.60%
Category 2 BBB+/Baa1/BBB+	0.00%	0.50%	0.15%	0.65%
Category 3 BBB/Baa2/BBB	0.00%	0.70%	0.15%	0.85%
Category 4 BBB-/Baa3/BBB-	0.00%	0.85%	0.15%	1.00%
Category 5 Not rated or less than: BBB-/Baa3/BBB-	0.00%	1.10%	0.25%	1.35%

For purposes of the foregoing, (i) if any of Moody’s, Fitch or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if there is a difference in the ratings established or deemed to have been established by Moody’s, Fitch and S&P for the Index Debt, the Applicable Rate shall be based on the higher of the Borrower’s S&P and Moody’s rating; and (iii) if the ratings established or deemed to have been established by Moody’s, Fitch and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s, Fitch or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, Fitch or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.”

(c) The definition of “Arrangers” is hereby deleted in its entirety and replaced with the following:

“Arrangers” means J.P. Morgan Securities Inc. and Banc of America Securities LLC.”

(d) The definition of “Capitalization Value” is hereby deleted in its entirety and replaced with the following:

“Capitalization Value” means, at any date, solely with respect to the Nationwide Entities, the sum of (without duplication):

(a) EBITDA for the most recent Measuring Period divided by (b) (i) 9.50% for skilled nursing facilities and specialty care hospitals, and (ii) 8.00% for assisted/independent living facilities, continuing care retirement facilities, and medical office buildings (expressed as a decimal) (excluding newly acquired Properties covered by clause (A) below); plus

(b) all Cash and Cash Equivalents held by any Nationwide Entity at such time, and, in the case of Cash and Cash Equivalents not Wholly-Owned, multiplied by a percentage (expressed as a decimal) equal to the percentage of the total outstanding Equity Interest held by any Nationwide Entity holding title to such Cash and Cash Equivalents;

provided, however, (A) newly acquired Properties shall be valued at acquisition cost for the first four fiscal quarters of ownership and (B) the determination of Capitalization Value for any period shall not include any Property (or any portion of EBITDA relating to any such Property) that has been sold or otherwise disposed of at any time prior to or during such period.”

(e) The definition of “Commitment” is hereby deleted in its entirety and replaced with the following:

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 or 2.11, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or (c) increased from time to time pursuant to Section 9.15. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $700,000,000.”

(f) Each reference in the Credit Agreement and in the Loan Documents to “$600,000,000” shall be replaced with “$700,000,000.”

(g) The definition of “Interest Period” is hereby deleted in its entirety and replaced with the following:

“Interest Period” means (a) with respect to any Eurodollar Borrowing (other than a Competitive Eurodollar Borrowing), the period commencing on the date of such Borrowing and ending (x) seven or fourteen days thereafter or (y) on the numerically corresponding day in the calendar month that is one, two, three, six, or if available from each Lender, twelve months thereafter, as the Borrower may elect, (b) with respect to any Competitive Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Borrower may elect, and (c) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 30 days or more than 90 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Eurodollar Borrowing shall initially be the date on which such Eurodollar Borrowing is made and, in the case of a Syndicated Eurodollar Borrowing that has been converted or continued, the effective date of such Eurodollar Borrowing shall thereafter be the effective date of the most recent conversion or continuation of such Eurodollar Borrowing.”

(h) The definition of “Material Indebtedness” is hereby amended by deleting “$10,000,000” and replacing it with “$35,000,000.”

(i) The definition of “Notes” is hereby deleted in its entirety and replaced with the following:

“Notes” means the Revolving Notes, the Competitive Notes and the Swingline Notes.”

(j) The definition of “Required Lenders” is hereby amended by deleting “66.66%” and replacing it with “51%.”

(k) The Definition of “Revolving Credit Commitment” is hereby deleted in its entirety, and all references to “Revolving Credit Commitment” shall be deemed references to the term “Commitment.”

(l) The Definition of “Revolving Maturity Date” is hereby deleted in its entirety and replaced with the following:

“Revolving Maturity Date” means December 15, 2010, as same may be extended in accordance with 2.09(e).”

(m) The definition of “Securities” is hereby deleted in its entirety and replaced with the following:

“Securities” means any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing (other than any Security convertible into, exchangeable for or exercisable into the Equity Interests of the Borrower).”

(n) The definition of “Unencumbered Asset Value” is hereby deleted and replaced with the following:

“Unencumbered Asset Value” means, at any date, solely with respect to the Borrower and its Wholly-Owned Subsidiaries, (a) EBITDA from Qualified Unencumbered Assets for the most recent Measuring Period divided by (b) (i) 9.50% for skilled nursing facilities and specialty care hospitals and (ii) 8.00% for assisted/independent living facilities, continuing care retirement facilities and medical buildings; provided, however, (A) newly acquired Qualified Unencumbered Assets shall be valued at acquisition cost until there have been four fiscal quarters of ownership; and (B) the determination of Unencumbered Asset Value for any period shall not include any Qualified Unencumbered Property (or any portion of EBITDA relating to any such Qualified Unencumbered Property) that has been sold or otherwise disposed of at any time prior to or during such period.”

(o) Section 2.01(b) is hereby deleted in its entirety and replaced with “[Intentionally Deleted],” and all references to Section 2.01(b) are hereby deleted.

(p) Section 2.02(c) is hereby amended (i) by deleting all references to “$3,000,000” and replacing them with “$1,000,000,” and (ii) by deleting the second to last sentence of said section that begins with “Each Swingline Loan” and replacing it with the following:

“Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000.”

(q) Section 2.05(a) is hereby amended (i) by deleting “$1,000,000” and replacing it with “$100,000” and (ii) by deleting “$3,000,000” and replacing it with “$500,000.”

(r) The first sentence of Section 2.09(e) is hereby amended by deleting “October 20, 2009” and replacing it with “December __, 2011.”

(s) Section 2.11(b)(i) is hereby amended by (i) deleting the phrase “the Unencumbered Asset Value Ratio exceeds 60%” and replacing it with “the Borrower fails to comply with the Unencumbered Asset Value covenant set forth in Section 6.07(f)”, and deleting the reference to “Section 6.07(h)” and replacing it with “Section 6.07(f).”

(t) Section 2.13(d) of the Credit Agreement is hereby amended by deleting all reference to “3%” and replacing them with “2%.”

(u) Section 3.08 is hereby deleted in its entirety and replaced with the following:

“Investment Company Status. Neither the Borrower nor any of the Nationwide Core Entities Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.”

(v) Section 6.04(c) is hereby deleted in its entirety and replaced with the following:

“(c) subject to the limitations set forth below, Investments in Healthcare Properties:

Asset Type	Limitations
Joint Ventures/ Healthcare Property Under Construction/ Mortgage Loans acquired by the Borrower or any Wholly-Owned Subsidiary which have first lien priority on Healthcare Properties	The Aggregate Investment Value of all such Joint Ventures, Healthcare Property Under Construction and Mortgage Loans shall not exceed 40% of the Capitalization Value

Portfolio of Healthcare Properties	Unlimited

Individual Healthcare Properties	Unlimited

Permitted Investments	Unlimited

Operating Deposit Accounts with Banks	Unlimited”

(w) Section 6.05 is hereby deleted in its entirety and replaced with the following:

“Restricted Payments. During the continuance of a monetary Event of Default, the Borrower will not, and will not permit any Nationwide Core Entity to, declare or make, or agree to pay or make, directly or indirectly, Restricted Payments, unless after taking into account all available funds of the Borrower from all other sources, such Restricted Payments are required in order to enable the Borrower to continue to qualify as a REIT.”

(x) Section 6.07(b) is hereby deleted in its entirety and replaced with the following:

“Maximum Total Adjusted Outstanding Indebtedness to Capitalization Value. The Borrower will not permit the ratio of Total Adjusted Outstanding Indebtedness to Capitalization Value (expressed as a percentage) to be more than 60%; provided, however, such ratio may exceed 60% for up to two (2) consecutive fiscal quarters, but in no event shall Total Adjusted Outstanding Indebtedness exceed 65% of Capitalization Value.”

(y) Section 6.07(e) is hereby deleted in its entirety and replaced with “[intentionally deleted].”

(z) Section 6.07(f) is hereby deleted in its entirety and replaced with the following:

“(f) Maximum Unencumbered Asset Value Ratio. The Borrower will not permit the Unencumbered Asset Value Ratio to exceed 60%; provided, however, such ratio may exceed 60% for up to two (2) consecutive fiscal quarters, but in no event shall the Unencumbered Asset Value Ratio exceed 65%; and provided further, the Borrower shall not be in default under this Section if the Borrower timely complies with the provisions of Section 2.11(b).”

(aa) Clause (l) of Article VII is hereby amended by replacing “$10,000,000” with “$35,000,000.”

(bb) Section 9.15 is hereby deleted in its entirety and replaced with the following:

“SECTION 9.15. Additional Commitments. At any time on or before December 15, 2008, the Borrower shall have the right, exercisable no more than two (2) times, to request that the Administrative Agent permit additional Commitments to be added under the terms of this Agreement in excess of the Lenders’ then outstanding Commitments in a minimum increment of at least Fifty Million Dollars ($50,000,000), or integral multiples of Five Million Dollars ($5,000,000) in excess thereof (the requested amount being, the “Additional Commitment Amount”), to be allocated to the Commitments, subject to the following:

(a) (i) The aggregate amount of the Lenders’ Commitments shall not exceed One Billion Dollars ($1,000,000,000) less the amounts of any prior reductions or terminations of Commitments pursuant to Section 2.09(d), and (ii) the Additional Commitment Amount shall not exceed Three Hundred Million Dollars ($300,000,000) in the aggregate.

(b) Any such request shall be made by the Borrower giving written notice (the “Additional Commitment Notice”) to the Administrative Agent before September 15, 2008, which notice shall set forth such details with respect thereto as are reasonably requested by the Administrative Agent. Upon receipt of the Additional Commitment Notice, the Administrative Agent shall notify the then existing Lenders of the terms of such Additional Commitment Notice and each Lender’s pro rata share of the proposed Additional Commitment Amount. If any Lender rejects the offer to increase its respective Commitment or accepts only a portion thereof, which each Lender may do in its sole and absolute discretion, the Administrative Agent shall further offer the rejected shares (or rejected portions thereof) to the Lenders that have accepted the proposed increase in their Commitments (each an “Accepting Lender”), pro rata based on the sum of their then existing Commitments plus any additional portion of the Additional Commitment Amount which they have previously accepted. If any Lender shall not respond to a request by the Administrative Agent pursuant to this clause (b) within ten (10) Business Days after receipt of an offer (including any offer for a portion of the Additional Commitment Amount rejected by another Lender), such Lender shall be deemed to have rejected such offer. The Administrative Agent shall notify the Borrower of all acceptances and rejections with respect to the Additional Commitment Amount by the Lenders. If such acceptances are satisfactory to the Borrower, the Commitments of the Accepting Lenders shall be increased by their respective portions of the Additional

Commitment Amount without the consent of any other Lender, subject, however, to (i) no Default or Event of Default being in existence at such time, (ii) the Borrower issuing substitute Notes, (iii) the Accepting Lenders paying to the Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by the Administrative Agent to be necessary so that each Initial Accepting Lender’s pro rata share of outstanding Loans and LC Exposure, if applicable, matches the ratio of its increased Commitment to the aggregate amount of all revised Commitments after giving effect to the Additional Commitment Amount, (iv) the Borrower, the Accepting Lenders and the Administrative Agent executing such other documents evidencing such adjustments in the Commitments and the Loans as shall be reasonably acceptable to the Borrower, the Accepting Lenders, the Administrative Agent and the Issuing Lender and (v) the Borrower paying all of the Administrative Agent’s reasonable out-of-pocket expenses in connection with the foregoing. The Administrative Agent shall promptly pay to the applicable Lenders their share of any payments received from the Accepting Lenders in accordance with the immediately preceding sentence.

(c) Notwithstanding anything to the contrary contained herein, if the Lenders do not accept increases in their aggregate Commitments in the full amount of the Additional Commitment Amount in accordance with paragraph (b) above, the Borrower may designate one or more proposed lenders to the Administrative Agent and the Issuing Lender to become Lenders under this Agreement with respect to such balance of the Additional Commitment Amount (but in no event with proposed commitments of less than $10,000,000 unless the Administrative Agent consents thereto), subject in each case to the prior approval of the Administrative Agent and the Issuing Lender, which approvals shall not be unreasonably withheld or delayed if such proposed lenders meet the standards of an Eligible Assignee. If such proposed lenders are so approved, such lenders shall become additional Lenders under this Agreement in accordance with their respective Commitments without the consent of any other Lenders, subject, however, to (i) no Default or Event of Default being in existence at such time, (ii) the Borrower issuing substitute Notes to the new Lenders, (iii) such new Lenders paying to the Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by the Administrative Agent to be necessary so that each new Lender’s pro rata share of outstanding Loans and LC Exposure matches the ratio of its Commitment to the aggregate amount of all Commitments after giving effect to the Additional Commitment Amount, (iv) the Borrower, the new Lenders and the Administrative Agent executing such other documents evidencing their addition as Lenders hereunder and the adjustment of the Commitments and Loans as shall be reasonably acceptable to the Borrower, the Administrative Agent and the Issuing Lender, including each such new Lender’s compliance with the provisions of clauses (ii), (iii) and (v) of Section 9.04(b), and (v) the Borrower paying all of the Administrative Agent’s reasonable out-of-pocket expenses in connection with the foregoing. The Administrative Agent shall promptly pay to the applicable Lenders their share of any payments received from such new Lenders in accordance with the immediately preceding sentence.

(d) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, each Lender hereby authorizes the Administrative Agent (on behalf of the Lenders) to enter into amendments and modifications of this Agreement and the other Loan Documents to the extent necessary to reflect the adjustment of the Commitments and the Loans, the addition of new Lenders and the other matters contemplated by this Section.”

(cc) Schedule 2.01 is hereby deleted in its entirety and replaced with Schedule 2.01 attached hereto.

Section 2. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Amendment that the Administrative Agent that the following conditions have been satisfied:

(a) The Borrower shall have executed and delivered (i) a Revolving Note to each Lender in the principal amount of such Lender’s Commitment (ii) a Competitive Note to each Lender, and (iii) the Swingline Note to the Swingline Lender;

(b) The Borrower shall have paid its applicable fees that the Borrower has agreed to pay pursuant to a separate letter agreement among the Borrower, JPMorgan and the Arrangers; and

(c) the Administrative Agent has been paid any fees, including legal fees for the Administrative Agents outside counsel, due to it pursuant to the transaction contemplated herein.

Section 3. Borrower’s Representations. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:

(a) Each of the representations and warranties of the Borrower contained or incorporated in the Credit Agreement, as amended by this Amendment, or any of the other Loan Documents, is true and correct in all material respects on and as of the date hereof (except if any such representation or warranty is expressly stated to have been made as of a specific date, then as of such specific date);

(b) As of the date hereof and immediately after giving effect to this Amendment and the actions contemplated hereby, no Default or Event of Default has occurred and is continuing; and

(c) The Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Amendment; the execution, delivery and performance of this Amendment by the Borrower have been duly authorized by all necessary corporate action; and this Amendment has been duly and validly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4. Ratification. Except as modified herein, all of the Loan Documents are hereby ratified and confirmed on behalf of the parties hereto and thereto.

Section 5. Miscellaneous.

(a) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) Amendments, Etc. The terms of this Amendment may be waived, modified and amended only by an instrument in writing duly executed by the Borrower and the Administrative Agent (with any required consent of the Lenders pursuant to the Credit Agreement). Any such waiver, modification or amendment shall be binding upon the Borrower and the Administrative Agent, each Lender and each holder of any of the Notes.

(c) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the Borrower, the Administrative Agent, the Lenders and any holder of any of the Notes.

(d) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

(e) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(f) Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

BORROWER:
NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

By:	/s/ David Snyder
	Name:	David Snyder
	Title:	Vice President & Controller

Address:	610 Newport Center Drive
Suite 1150
Newport Beach, CA 92660

Taxpayer ID #	95-3997619

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Susan M. Tate
	Name:	Susan M. Tate
	Title:	Vice President

LENDERS

JPMORGAN CHASE BANK, N.A.

By:	/s/ Susan M. Tate
	Name:	Susan M. Tate
	Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ Amie L. Edwards
	Name:	Amie L. Edwards
	Title:	Vice President

CALYON NEW YORK BRANCH

By:	/s/ Thomas Randolph
Name:	Thomas Randolph
Title:	Managing Director

By:	/s/ Douglas Weir
Name:	Douglas Weir
Title:	Director

KEY BANK NATIONAL ASSOCIATION

By:	/s/ Bellini Lacey
	Name:	Bellini Lacey
	Title:	Closing Officer

UBS LOAN FINANCE LLC

By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Stephen M. Amendt
	Name:	Stephen M. Amendt
	Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Robert E. Goeckel
	Name:	Robert E. Goeckel
	Title:	First Vice President

SUNTRUST BANK

By:	/s/ Helen C. Hartz
	Name:	Helen C. Hartz
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ James S. Conville
	Name:	James S. Conville
	Title:	Assistant Vice President

KBC BANK, N.V.

By:	/s/ Jean-Pierre Diels
	Name:	Jean-Pierre Diels
	Title:	First Vice President

By:	/s/ Raymond F. Murray
	Name:	Raymond F. Murray
	Title:	First Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Rick McNiven
	Name:	Rick McNiven
	Title:	Vice President

UNITED OVERSEAS BANK LIMITED, LOS ANGELES AGENCY

By:	/s/ Hoong Chen
	Name:	Hoong Chen
	Title:	FVP & General Manager

CITICORP NORTH AMERICA, INC.

By:	/s/ Niraj R. Shah
	Name:	Niraj R. Shah
	Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ John M. LoKay, Jr.
	Name:	John M. LoKay, Jr.
	Title:	Vice President

CHANG HWA COMMERCIAL BANK, LTD., LOS ANGELES BRANCH

By:	/s/ Wen Che Chen
	Name:	Wen Che Chen
	Title:	Vice President & General Manager

FIRST COMMERCIAL BANK, LOS ANGELES BRANCH

By:	/s/ Larry Jen-Yu Lai
	Name:	Larry Jen-Yu Lai
	Title:	SAVP & Deputy General Manager

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., LOS ANGELES BRANCH

By:	/s/ Michael C.C. Juang
	Name:	Michael C.C. Juang
	Title:	Vice President & Deputy General Manager

BANK OF COMMUNICATION CO., LTD, NEW YORK BRANCH

By:	/s/ Shelley He
	Name:	Shelley He
	Title:	Deputy General Manager

COMERICA BANK

By:	/s/ Adam Sheets
	Name:	Adam Sheets
	Title:	Account Officer

TAIPEI FUBON BANK NEW YORK AGENCY

By:	/s/ Sophia Jing
	Name:	Sophia Jing
	Title:	Vice President & General Manager

THE BANK OF EAST ASIA, LIMITED, LOS ANGELES BRANCH

By:	/s/ David Loh
	Name:	David Loh
	Title:	EVP – Chief Lending Officer

By:	/s/ Victor Li
	Name:	Victor Li
	Title:	General Manager

SCHEDULE 2.01

Institution	Title	Commitment
JPMorgan Chase Bank, N.A.	Administrative Agent	$55,000,000
Bank of America, N.A.	Syndication Agent	$55,000,000
Calyon New York Branch	Co-Document Agent	$54,000,000
Key Bank National Association	Co-Document Agent	$54,000,000
UBS Loan Finance LLC	Co-Document Agent	$54,000,000
Wells Fargo Bank, National Association	Co-Document Agent	$54,000,000
LaSalle Bank, National Association	Managing Agent	$44,000,000
SunTrust Bank	Managing Agent	$44,000,000
Wachovia Bank, National Association	Managing Agent	$44,000,000
KBC Bank, N.V.	Co-Agent	$35,000,000
U.S. Bank National Association	Co-Agent	$35,000,000
United Overseas Bank Limited, Los Angeles Agency	Co-Agent	$35,000,000
Citicorp North America, Inc.	Lender	$26,000,000
The Bank of New York	Lender	$21,000,000
Chang Hwa Commercial Bank, Ltd., Los Angeles Branch	Lender	$20,000,000
First Commercial Bank, Los Angeles Branch	Lender	$20,000,000
Mega International Commercial Bank Co., Ltd., Los Angeles Branch	Lender	$15,000,000
Bank of Communication Co., Ltd., New York Branch	Lender	$10,000,000
Comerica Bank	Lender	$10,000,000
Taipei Fubon Commercial Bank, New York Agency	Lender	$10,000,000
Bank of East Asia, Limited, Loa Angeles Branch	Lender	$5,000,000

TOTAL		700,000,000

Exhibit A

Deleted Terms and Definitions

“EXHIBIT B-4”

“Term Loan” means a Loan made pursuant to Section 2.01(b).

“Term Loan Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Term Loan Maturity Date and the date of termination of the Term Loan Commitments.

“Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make one or, if such Lender’s Term Loan Commitment is increased in accordance with Section 9.15, more Term Loans hereunder during the Term Loan Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 or 2.11(c), (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or (c) increased from time to time pursuant to Section 9.15. The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders’ Term Loan Commitments is $100,000,000.

“Term Loan Maturity Date” means October 20, 2010.

“Term Note” means the promissory note provided for in Section 2.10(f)(iv) and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be Modified and in effect from time to time.